UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07              Submission of Matters to a Vote of Security Holders

On June 16, 2011, Mines Management, Inc. (the “Company”) held an annual meeting of shareholders (the “Annual Meeting”) for consideration of the following proposals:

•                  Proposal 1 — The Director Election Proposal:  to elect two Class II directors, Glenn M. Dobbs and Roy G. Franklin, whose terms were scheduled to expire at the Annual Meeting, for a term expiring at the 2014 annual meeting of shareholders;

•                  Proposal 2 — The Auditor Appointment Proposal:  to ratify the appointment of the Company’s independent registered accounting firm, Tanner LC, for the fiscal year ended December 31, 2011; and

•                  Proposal 3 — The 2005 Warrant Proposal:  to approve the issuance of a number of shares of common stock in excess of the NYSE Amex 20% limitation upon the exercise of common stock purchase warrants issued in a private placement and having a current exercise price of $2.56 per share, at the election of the holders thereof at any time or from time-to-time prior to the expiration of such warrants.

Each of the foregoing proposals is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2011.

At the Annual Meeting, there were present in person or by proxy at least 17,885,677 of the Company’s common shares, representing approximately 62.57% of the Company’s total outstanding common shares.  The results for each proposal submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal		Votes For	Votes Against/ Withheld	Abstention	Broker Non-Vote
1.	Proposal 1 – The Director Election Proposal
	Glenn M. Dobbs	8,852,027	751,139	N/A	8,282,511
	Roy G. Franklin	7,793,565	1,809,601	N/A	8,282,511
2.	Proposal 2 – The Auditor Appointment Proposal	17,614,796	129,716	141,165	N/A
3.	Proposal 3 – The 2005 Warrant Proposal	8,602,104	926,046	75,016	8,282,511

Based on the above voting results, the two director nominees were elected and the two proposals were approved by shareholders at the Annual Meeting.

Item 8.01   Other Events

On June 16, 2011, the shareholders of the Company approved the issuance of a number of shares of its common stock in excess of the NYSE Amex 20% Limitation (defined below) upon the exercise of the 2005 Warrants (defined below).

Background

On October 21, 2005, the Company issued and sold 1,016,677 units in a private placement, with each unit selling for a purchase price of $6.00 per unit and consisting of one share of common stock and one-half of one common share purchase warrant, each whole warrant being exercisable to purchase one share of common stock (the “2005 Transaction”). In connection with the 2005 Transaction, 508,334 warrants were issued to the purchasers of the units and 228,750 warrants were issued to a finder as consideration for services provided to the Company, for a total of 737,084 warrants (the “2005 Warrants”).

The 2005 Warrants originally had a five-year term. In October 2010, the Company extended the expiration date of the 2005 Warrants from October 21, 2010 to October 20, 2011.  The 2005 Warrants originally had an exercise price of $8.25 per share, but the exercise price and number of shares issuable on exercise of the 2005 Warrants are subject to price antidilution protection in the event of issuances of common stock at prices below the then-existing exercise price (any such issuance, a “Dilutive Issuance”). As a result of three Dilutive Issuances during the term of the 2005 Warrants, the exercise price has been reduced from $8.25 per share to $2.56 per share, and the number of shares issuable on exercise of the 2005 Warrants has increased from 737,084 shares to 2,375,368 shares.

NYSE Amex 20% Limitation

The listing approval received from the NYSE Amex Equities Exchange (the “NYSE Amex”) pursuant to which shares of common stock and shares of common stock issuable upon exercise of the 2005 Warrants were originally listed in 2005 provided that because the 2005 Transaction was a private placement, the Company was prohibited from issuing in connection with the 2005 Transaction a number of shares of common stock and common stock issuable on exercise of the 2005 Warrants that exceeded 19.999% of the number of shares of common stock issued and outstanding immediately prior to the 2005 Transaction without obtaining shareholder approval (the “NYSE Amex 20% Limitation”). To accommodate this limitation, the terms of the 2005 Warrants provide that if, as a result of Dilutive Issuances, the number of shares of common stock issuable upon exercise of the 2005 Warrants exceeds the Issuable Maximum (defined below), each warrant holder is permitted to exercise only its pro rata share of the Issuable Maximum.

The number of issued and outstanding shares of the Company’s common stock prior to the issuance of the 2005 Warrants was 11,360,058, permitting issuance of up to an aggregate of 2,271,900 shares of common stock in connection with the 2005 Transaction without shareholder approval. 1,016,677 shares of the Company’s common stock were issued as part of the units sold in the 2005 Transaction. Accordingly, no more than 1,255,223 shares of common stock were able to be issued on exercise of the 2005 Warrants (the “Issuable Maximum”) without shareholder approval. 737,084 shares were originally issuable on exercise of the 2005 Warrants, but the three Dilutive Issuances that have occurred during the term of the 2005 Warrants have resulted in the reduction of the current exercise price to $2.56 per share and the increase in the number of shares of common stock issuable upon exercise of the 2005 Warrants to 2,375,368 shares, or 1,120,145 shares in excess of the Issuable Maximum (the “Excess Warrant Shares”). The Excess Warrant Shares were therefore not issuable without shareholder approval.

Shareholder Proposal

The Company presented to stockholders a proposal that would permit issuance of the full number of shares of common stock issuable upon exercise of the 2005 Warrants, which proposal was approved by stockholders at the Annual Meeting held on June 16, 2011.  Notwithstanding stockholder approval of the proposal, the Company must still obtain NYSE Amex and Toronto Stock Exchange (“TSX”) listing approval for the Excess Warrant Shares.  Furthermore, stockholder approval does not obviate the need for compliance with federal and state securities laws and other NYSE Amex and TSX requirements.  If the Company obtains listing approval from the exchanges and such issuances are otherwise permitted by applicable law, the Company would be permitted to issue the Excess Warrant Shares, as well as any other shares that may become issuable in the future as a result of future Dilutive Issuances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2011

Mines Management, Inc.

	By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer